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                                                                   Exhibit 10.44


THIS AGREEMENT is made effective as of the ______ day of April, 2000.

BETWEEN:

                               360 URBANLINK LTD.

                                 (the "Vendor")

                                                               OF THE FIRST PART

                                    - and -

                            URBANLINK HOLDINGS LTD.

                               (the "Purchaser")

                                                              OF THE SECOND PART

                              ROLL-OVER AGREEMENT

                                    (SHARES)

A.    The Vendor is the beneficial owner of the Shares.

B. The Vendor wishes to sell and the Purchaser wishes to purchase all of the Vendor's interest in the Shares as at the Effective Date for a total purchase price equal to the aggregate of the fair market values of the Shares all on the terms and conditions and subject to the representations and warranties set forth in this Agreement.

      IN CONSIDERATION of the foregoing premises and of the mutual covenants herein contained the parties agree as follows:

                      ARTICLE 1: INCORPORATION OF RECITALS
                         AND SCHEDULES AND DEFINITIONS

1.1 The Recitals and all Schedules annexed to this Agreement are expressly incorporated into, and form an integral part of, this Agreement.

                             ARTICLE 2: DEFINITIONS

2.1   In this Agreement:

      (a) "Act" means the Income Tax Act (Canada), as it read on the Effective Date;

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      (b)   "Adjusted Cost Base" means the aggregate cost base of the Shares determined by the Vendor in accordance with the Act, where "adjusted cost base" is as defined in subsection 248(1) of the Act;

      (c) "Adjusted Elected Amount" means the amount that, for tax purposes, is to be the Vendor's "proceeds of disposition" and the Purchaser's "cost of acquisition" of the Shares, determined in accordance with section 6.3 to be a greater or lesser amount than the Elected
            Amount;

      (d) "Articles" means the articles of incorporation of the Purchaser together with all amendments thereto as registered with the Registrar of Corporations for the Province of Alberta as at the Effective Date;

      (e)   "Closing Date" means the Effective Date;

      (f)   "Corporation" means WFI Urbanlink Ltd.;

      (g)   "Effective Date" means the date of this Agreement;

      (h) "Elected Amount" means the amount agreed upon by the parties in accordance with section 6.2 hereof which, for tax purposes, is to be the Vendor's "proceeds of disposition" and the Purchaser's "cost of acquisition" of the Shares;

      (i) "Election" means the election made by the parties in prescribed form and within the time prescribed by subsection 85(6) of the Act that the rules set forth in subsection 85(1) of the Act shall apply to the purchase and sale of the Shares;

      (j) "Fair Market Value" means the actual fair market value of the Shares determined as of the Effective Date by agreement of the Vendor and Purchaser;

      (k) "Revised Adjusted Cost Base" means the adjusted cost base of the Shares determined in accordance with section 6.3 to be greater or lesser amounts than the Adjusted Cost Base;

      (l) "Schedules" means any schedules which are attached to this Agreement;

      (m) "Share Consideration" means the number, series and class of shares of the capital of the Purchaser having attached thereto only those rights, privileges, restrictions and limitations set forth in the Articles, which shares are more particularly described in Schedule "B";

      (n) "Shares" means those shares in the capital of the Corporation owned by the Vendor, more particularly described in Schedule "A";


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      (o)   "Stated Capital Addition" means the aggregate stated capital for the shares constituting the Share Consideration that is to be added to the stated capital account maintained for such shares, which shall be equal to the Elected Fair Market Value; and

      (p) "Taxing Authority" means the Minister of National Revenue for Canada or any other competent authority having jurisdiction that is authorized by law to issue an assessment or reassessment in respect of the transactions herein contemplated.

                          ARTICLE 3: PURCHASE AND SALE

3.1 Subject to the terms and conditions, and based upon the representations and warranties, contained in this Agreement, the Vendor shall sell, transfer and assign and the Purchaser shall purchase as of the Effective Date all of the Vendor's interest in the Shares.

                           ARTICLE 4: EFFECTIVE DATE

4.1 It is acknowledged and agreed to by the parties that the purchase and sale of the Shares is deemed to have occurred as of the Effective Date.

                           ARTICLE 5: PURCHASE PRICE

5.1 The total purchase price for the Shares is equal to the Fair Market Value and shall be paid and satisfied by the Purchaser issuing to the Vendor the Share Consideration.

5.2 The Purchaser shall add the Stated Capital Addition to the stated capital account being maintained for the class of shares of which the Share Consideration forms a part.

5.3 The parties' determination of the Fair Market Value is final and binding upon the parties.

                 ARTICLE 6: JOINT ELECTION AND ELECTED AMOUNTS

6.1   The Vendor and Purchaser shall jointly make the Election.

6.2 Subject to the provisions of this Agreement, for purposes of the Election the parties agree that the Elected Amount shall be the Adjusted Cost Base of the Shares, which determination is final and binding on the parties.

6.3   If:

      (a) the Taxing Authority proposes to issue, or does issue, any assessment or reassessments that impose, or would impose, any liability for tax of any


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            nature or kind on either of the parties on the basis that the adjusted cost base of the Shares is the Revised Adjusted Cost Base;

      (b) the parties agree, or a Court or tribunal of competent jurisdiction finally adjudges, that the adjusted cost base of the Shares is the Revised Adjusted Cost Base; and

      (c) the Taxing Authority will accept as effective, an amended Election of the parties;

then:

      (d) the Adjusted Cost Base shall be deemed to have always been, and the Adjusted Cost Base wherever referred to in this Agreement, shall be read as meaning the Revised Adjusted Cost Base;

      (e) the Elected Amount shall be deemed to have always been, and the Elected Amount wherever referred to in this Agreement shall be read as meaning, an amount equal to the Adjusted Elected Amount; and

      (f) the parties shall take all such steps and jointly execute all such documents and elections as may be required and allowed so that the aggregate of the amounts elected for purposes of subsection 85(1) of the Act with respect to the purchase and sale of the Shares shall be equal to the Adjusted Elected Amount.

               ARTICLE 7: VENDOR'S REPRESENTATIONS AND WARRANTIES

7.1   The Vendor represents and warrants to the Purchaser that:

      (a) on the Closing Date the Shares shall be beneficially owned by the Vendor free and clear of all restrictions, options, liens, charges and encumbrances, whatsoever, excepting only those restrictions set forth in the articles of incorporation (as amended) of the Corporation;

      (b) except as is set out in the articles of incorporation (as amended) of the Corporation, no person, firm or corporation has any written or verbal agreement, option, understanding or commitment or any right or privilege capable of becoming an agreement for the purchase of the Shares from the Vendor other than as set out in this Agreement;

      (c) on the Closing Date the Vendor shall not be a non-resident of Canada within the meaning of the Act; and

      (d) all requisite approvals of the Corporation and its directors and shareholders, as applicable, have been obtained so as to permit the transfer


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            of the shares from the Vendor to the Purchaser in accordance with the terms hereof.

7.2 The representations and warranties contained in section 7.1 shall survive the completion of the purchase and sale of the Shares and shall continue in full force and effect for the benefit of the Purchaser; provided always that no claim with respect to the representations and warranties shall be made by the Purchaser unless written notice shall have been given to the Vendor within one (1) year from the Closing Date.

             ARTICLE 8: PURCHASER'S REPRESENTATIONS AND WARRANTIES

8.1   The Purchaser represents and warrants to the Vendor that:

      (a) the Purchaser is a corporation duly incorporated, validly existing and qualified to carry on business under the laws of the Province of Alberta;

      (b) the authorized capital of the Purchaser consists of an unlimited number of:

            (i)   Class "A" Common Voting Non-Participating Shares

            (ii)  Class "B" Common Non-Voting Participating Shares

            (iii) Class "C" Common Non-Voting Participating Shares,

            having attached thereto only those rights, privileges, restrictions and conditions set forth in the Articles;

      (c) the issuance to the Vendor of the Share Consideration is valid and in accordance with the laws of the Province of Alberta; and

      (d) this Agreement constitutes a valid and binding obligation of the Purchaser and the transactions contemplated by this Agreement are not in violation of any terms and conditions of the Articles or any agreement to which the Purchaser is a party or by which the Purchaser is bound.

8.2 The representations and warranties contained in section 8.1 shall survive the completion of the purchase and sale of the Shares and shall continue in full force and effect for the benefit of the Vendor; provided always that no claim with respect to the representations and warranties shall be made by the Vendor unless written notice shall have been given to the Purchaser within one (1) year from the Closing Date.


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            ARTICLE 9: CLOSING, BENEFICIAL OWNERSHIP AND POSSESSION

9.1 Upon or prior to the Closing Date, or so soon thereafter as the parties agree upon:

      (a) the Vendor shall deliver to the Purchaser, share certificates representing the Shares, duly endorsed in blank for transfer and shall cause transfers of such Shares to be duly recorded in the books of the Corporation in the name of the Purchaser or its nominee;

      (b)   the Purchaser shall:

            (i)   issue and deliver to the Vendor the Share Consideration; and

            (ii) at the request of the Vendor, deliver to the Vendor a copy of the resolution of the board of directors of the Purchaser adding the Stated Capital Addition to the stated capital account maintained for the shares forming the Share Consideration, certified by the secretary of the Purchaser as a true and exact copy, where required by the Vendor.

9.2 If the corporate proceedings required to duly and validly record the Shares in the name of the Purchaser or its nominee have not been completed on the Closing Date, the Vendor agrees that, until such time as the Shares shall be recorded in the name of the Purchaser or its nominee, the Vendor shall stand as owner of the Shares as bare trustee for and on behalf of the Purchaser as the beneficial owner, and in such capacity the Vendor shall:

      (a) receive on behalf of, account to and forthwith pay over to the Purchaser, any and all dividends and other amounts received by the Vendor as the recorded owner of the Shares; and

      (b) transfer and deal with the Shares in such manner as the Purchaser may direct.

The Purchaser shall at all times hereafter indemnify and keep indemnified the Vendor against all liabilities which the Vendor may incur by reason of the Shares being held in trust in the name of the Vendor for the benefit of the Purchaser.

                    ARTICLE 10: FURTHER ACTS AND ASSURANCES

10.1 Each of the parties shall, upon the reasonable request of the other party, make, do, execute or cause to be made, done, or executed all such further and other lawful acts, deeds, things, documents and assurances of whatsoever nature and kind for the better performance of the terms and conditions of this Agreement.


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                              ARTICLE 11: NOTICES

11.1 Any notice, direction or other instrument required or permitted to be given under the provisions of this Agreement shall be in writing and either delivered personally, sent by prepaid registered mail or sent by facsimile to the party to be notified. The addresses of the parties for such purpose shall respectively be:

      (a)   to the Vendor at its registered office address; and

      (b)   to the Purchaser at its registered office address;

or to such other address in Canada of which either party may from time to time notify the other.

11.2  Any notice, direction or other instrument shall:

      (a) if delivered, be deemed to have been given or received on the day on which it was so delivered and if not on a business day then on the business day next following the day of delivery;

      (b) if sent by facsimile shall be deemed to have been given or received on the same business day as it was sent, provided facsimile confirmation of receipt is received by the sender;

      (c) if mailed, shall be deemed to have been given or received on the third day following the day on which it was mailed; and

      (d) if mailed at a time when there is an interruption or an anticipated interruption of mail service affecting the delivery of such mail, shall be deemed to have been given or received on the fifth business day after the date that normal postal service is restored.

                          ARTICLE 12: ENTIRE AGREEMENT

12.1 This Agreement constitutes and contains the entire agreement between the parties respecting the subject matter of this Agreement and supersedes any prior agreements whether written or verbal.


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                             ARTICLE 13: ENUREMENT

13.1 This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors, personal representatives and assigns.

                            ARTICLE 14: COUNTERPART

14.1 This Agreement may be executed in counterparts with the same effect as if all of the parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one and the same agreement. A facsimile transmitted copy of this Agreement signed by a party, in counterpart or otherwise, shall be deemed to be evidence of a properly executed, delivered and binding agreement of the party so signing, notwithstanding any variation in the actual dates of execution. The parties each agree to promptly return an original duly executed counterpart of this Agreement following the transmission of the facsimile transcribed copy thereof.



      IN WITNESS WHEREOF the parties have properly executed this Agreement, as of the Effective Date.

                                            360 URBANLINK LTD.

                                            PER:
                                                --------------------------------



                                            URBANLINK HOLDINGS LTD.

                                            PER:
                                                --------------------------------


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                                  SCHEDULE "A"
                                  ------------

              TO THAT CERTAIN ROLL-OVER AGREEMENT MADE BETWEEN 360
           URBANLINK LTD. (AS VENDOR) AND URBANLINK HOLDINGS LTD. (AS
                                   PURCHASER)
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                                     SHARES
                                     ------


Share Certificate #2-I (SER-1) representing 1000 shares of Series 1, being a series of Class "I" Preferred Shares of WFI Urbanlink Ltd.

Share Certificate #2-I (SER-2) representing 1000 shares of Series 2, being a series of Class "I" Preferred Shares of WFI Urbanlink Ltd.

Share Certificate #2-I (SER-3) representing 1000 shares of Series 3, being a series of Class "I" Preferred Shares of WFI Urbanlink Ltd.

Share Certificate #2-I (SER-4) representing 1000 shares of Series 4, being a series of Class "I" Preferred Shares of WFI Urbanlink Ltd.

Share Certificate #2A representing 100 Class "A" Common Voting Shares of WFI Urbanlink Ltd.

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                                  SCHEDULE "B"
                                  ------------

              TO THAT CERTAIN ROLL-OVER AGREEMENT MADE BETWEEN 360
           URBANLINK LTD. (AS VENDOR) AND URBANLINK HOLDINGS LTD. (AS
                                   PURCHASER)
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                              SHARE CONSIDERATION
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Share Certificate #1B representing 510,000 Class "B" Common Non-Voting
Participating Shares in the capital of URBANLINK HOLDINGS Ltd.